Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Centurion Sponsor LP

Address of Joint Filer:	c/o Centurion Acquisition Corp.
667 Madison Avenue, 5th Floor
New York, New York 10065

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Centurion Acquisition Corp. [ALF]

Date of Event Requiring Statement:

(Month/Day/Year):	06/10/2025

Name of Joint Filer:	Centurion Sponsor GP LLC

Address of Joint Filer:	c/o Centurion Acquisition Corp.
667 Madison Avenue, 5th Floor
New York, New York 10065

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Centurion Acquisition Corp. [ALF]

Date of Event Requiring Statement:

(Month/Day/Year):	06/10/2025

Name of Joint Filer:	David Gomberg

Address of Joint Filer:	c/o Centurion Acquisition Corp.
667 Madison Avenue, 5th Floor
New York, New York 10065

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (President)

Issuer Name and Ticker or Trading Symbol:	Centurion Acquisition Corp. [ALF]

Date of Event Requiring Statement:

(Month/Day/Year):	06/10/2025